UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105		94105
(Address of principal executive offices)		(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On July 20, 2015, Marin Software Incorporated (the “Company”) announced the hiring of Catriona M. Fallon as Executive Vice President and Chief Financial Officer of the Company, effective July 27, 2015, and in such capacity, Ms. Fallon will serve as the Company’s principal financial officer. Accordingly, effective July 27, 2015, Stephen E. Kim will cease to serve as interim Chief Financial Officer and Parveen Nandal will cease to serve as interim principal financial officer. In addition, effective August 6, 2015, which is the day following the Company’s expected earnings call for the quarter ended June 30, 2015, Ms. Fallon shall serve as the Company’s principal accounting officer. Jugnu Bhatia, the Company’s VP Corporate Controller and interim principal accounting officer, shall cease to serve as the interim principal accounting officer effective August 6, 2015.

(c)

On July 20, 2015, the Company announced the hiring of Catriona M. Fallon, age 44, as Executive Vice President and Chief Financial Officer of the Company, effective July 27, 2015, reporting to the Company’s Chief Executive Officer, David A. Yovanno. In such capacity, Ms. Fallon shall serve as the Company’s principal financial officer effective July 27, 2015, and shall serve as principal accounting officer effective August 6, 2015.

Prior to joining the Company, Ms. Fallon worked at Cognizant Technology Solutions Corporation, an information technology, consulting and business process service provider, serving as Vice President of Finance and Chief of Staff to the Chief Financial Officer from December 2013 to July 2015. From February 2009 until September 2013, Ms. Fallon held several leadership positions at Hewlett-Packard Company, an enterprise services and printing and personal services provider, including Vice President of Strategy and Financial Planning, Worldwide Marketing from September 2012 to September 2013, Director of Investor Relations from July 2010 to September 2012, and Director of Strategy and Corporate Development from February 2009 to July 2010. Previously, from 2005 to 2009, Ms. Fallon was an equity analyst covering media and technology companies at Citigroup Investment Research. Ms. Fallon’s professional experience also includes roles with Piper Jaffrey & Company, McKinsey & Company and Oracle Corporation. Ms. Fallon has an MBA from Harvard Business School and a BA in Economics from UCLA.

On July 20, 2015, the Company issued a press release announcing Ms. Fallon’s employment as the Company’s Executive Vice President and Chief Financial Officer. The press release is attached hereto as Exhibit 99.1.

In connection with Ms. Fallon’s employment as the Company’s Executive Vice President and Chief Financial Officer, Ms. Fallon and the Company entered into an offer letter providing the terms of Ms. Fallon’s employment with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Fallon will be entitled to receive an annualized base salary of $325,000 and an annual target bonus of up to 50% of base salary per year based on 100% achievement of the Company’s corporate financial metrics (the “Bonus Targets”), as established and determined by the Compensation Committee of the Board of Directors (the “Committee”) and individual goals determined by the Chief Executive Officer. Ms. Fallon shall be eligible for such bonus compensation for fiscal year 2015, which shall be pro-rated for the portion of the fiscal year she is employed with the Company; provided, that for fiscal year 2015, Ms. Fallon is guaranteed her pro-rated bonus based on achievement of at least 100% of the Bonus Target.

The Company will reimburse Ms. Fallon for relocation costs she incurs in connection with her move from New Jersey to the San Francisco Bay Area, not to exceed $40,000 and based on receipts for the actual costs incurred within three (3) months of July 27, 2015.

Additionally, the Offer Letter provides that the Company will recommend to the Committee that Ms. Fallon be granted an option to purchase 275,000 shares of the Company’s common stock (the “Stock Option”), with an exercise price per share equal to the closing price per share of the Company’s common stock as of the date of the Committee’s approval of the Stock Option. The vesting and other terms of the Stock Option will be set by the Committee. The Stock Option will be governed by the terms and conditions of the applicable Stock Option grant agreement and the Company’s 2013 Equity Incentive Plan.

Pursuant to the Offer Letter, Ms. Fallon also will enter into the Company’s standard form of Indemnification Agreement and standard form of Severance and Change of Control Agreement (the “Severance and Change of Control Agreement”) applicable to all of the Company’s executive officers. The Severance and Change of Control Agreement will terminate upon the earlier of June 30, 2016 or the date Ms. Fallon’s employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as a separation occurring within three months preceding or twelve months following a Change in Control of the Company (as defined in the Severance and Change of Control Agreement) (i) for any reason other than Cause (as defined in the Severance and Change of Control Agreement) or (ii) resulting from a voluntary resignation for Good Reason (as defined in the Severance and Change of Control Agreement). The Severance and Change of Control Agreement will renew automatically for an additional three year term unless the Company provides notice of non-renewal at least 90 days prior to the expiration date. In the event of a qualifying termination in connection with a Change in Control, Ms. Fallon would be entitled to receive severance benefits equal to six months of her then current annual base salary and the monthly benefits premium under COBRA for nine months. In addition, any shares of the Company’s common stock underlying all unvested equity awards held by Ms. Fallon immediately prior to such termination will become vested and exercisable in full.

Ms. Fallon’s Offer Letter and the form of Severance and Change in Control Agreement will be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2015.

(e)

The information set forth in Item 5.02(c) above is hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release of Marin Software Incorporated announcing the appointment of Catriona M. Fallon as Executive Vice President and Chief Financial Officer, dated July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: July 20, 2015	By:	/s/ Stephen Kim
Stephen E. Kim Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Press release of Marin Software Incorporated announcing the appointment of Catriona M. Fallon as Executive Vice President and Chief Financial Officer, dated July 20, 2015.